Exhibit 99.1

KULR Technology and Scripps Research Collaborate on Novel Pyrolytic Carbon Electrode Technology

HOUSTON / GLOBENEWSWIRE / January 22 2025 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in carbon-based thermal management and battery safety solutions, has announced an innovative collaboration with the prestigious Scripps Research Institute's Baran Lab. Together, the teams have developed a groundbreaking pyrolytic carbon (PC) electrode material, poised to transform synthetic organic electrochemistry.

The jointly developed electrode is a low-cost, robust, and versatile alternative to traditional amorphous carbon materials such as reticulated vitreous carbon (RVC) and glassy carbon (GC). With unparalleled mechanical strength and reactivity comparable to RVC and GC, this novel PC material overcomes the limitations of cost and scalability that have historically constrained large-scale synthetic organic applications.

Key Advancements:

•	Affordable and Scalable: The pyrolytic carbon electrodes are produced using a proprietary chemical vapor deposition (CVD) process, significantly reducing manufacturing costs and making large-scale synthesis feasible.
•	Versatile Applications: The material performs exceptionally well across a range of electrochemical reactions, including rapid alternating polarity (rAP) Kolbe couplings, which are essential for high-value chemical production.
•	Durability and Recyclability: Unlike fragile RVC electrodes, PC electrodes are mechanically robust, enabling simple cleaning and reusability without degradation.

Why This Matters: Electrode innovation is critical for advancing synthetic organic electrochemistry, a field integral to the production of pharmaceuticals, polymers, and sustainable materials. This novel PC electrode addresses longstanding challenges, offering an economical, high-performance solution for batch and flow chemistry applications. Its scalability and broad reactivity promise to democratize access to advanced electrochemical techniques, enabling researchers and industries worldwide to adopt sustainable methodologies.

"KULR’s expertise in carbon materials, combined with the innovative vision of Scripps Research's Baran Lab, has resulted in a truly transformative material for synthetic chemistry," said Michael Mo, CEO of KULR Technology. "We are excited to bring this technology to market, where it has the potential to redefine how we approach large-scale chemical synthesis."

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) delivers cutting edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s holistic offering allows delivery of commercial-off-the-shelf and custom next generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. On December 4, 2024, KULR announced that its Board of Directors has agreed to include bitcoin as a primary asset in its treasury program and committed to allocating up to 90% of its surplus cash to the acquisition of bitcoin. For more information, please visit www.kulrtechnology.com.

About Scripps Research
Scripps Research is a world-renowned institution at the forefront of medical and scientific discovery. Through groundbreaking research and strategic partnerships, the institute addresses global challenges and drives transformative innovation across disciplines. For more information, please visit https://www.scripps.edu.

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